Exhibit 99.1

Ellington Financial LLC Announces Release of Third Quarter Earnings and Conference Call and Investor Presentation

OLD GREENWICH, Conn., Nov. 4, 2011 -- Ellington Financial LLC (NYSE: EFC) (the "Company") has announced that it will release financial results for the quarter ended September 30, 2011 after the market close on Monday, November 7, 2011. The Company will host a conference call to discuss its financial results at 9:00 a.m. Eastern Time on Tuesday, November 8, 2011. To participate in the event by telephone, please dial (877)-941-1465 at least 10 minutes prior to the start time and reference the conference passcode 4483002. International callers should dial (480)-629-9643 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed via the For Our Shareholders section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.

A dial-in replay of the conference call will be available on Tuesday, November 8, 2011, at approximately 12 p.m. Eastern Time through Tuesday, November 15, 2011 at approximately 12 p.m. Eastern Time. To access this replay, please dial (800)-406-7325 and enter the conference ID number 4483002. International callers should dial (303)-590-3030 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.

In connection with the release of financial results, the Company announced that it will post an investor presentation, that will accompany the conference call, on its website at http://www.ellingtonfinancial.com/ under "For Our Shareholders--Presentations" after market close on Monday, November 7, 2011.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity, mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group LLC.